    As Filed with the Securities and Exchange Commission on September 4, 1996
                                                    Registration No. 333-10311

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                 AMENDMENT NO. 1

                                       to

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                         ALPHA TECHNOLOGIES GROUP, INC.
               (Exact name of issuer as specified in its charter)

             Delaware                                      76-0079338
- ------------------------------------                 ---------------------
  (State or other jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                    Identification Number)

                                                    Joseph Greenberger, Esq.
  10880 Wilshire Boulevard                            Greenberger & Forman
         Suite 1400                                1370 Avenue of the Americas
Los Angeles, California 90024                          New York, NY 10019
      (310) 441-7038                                     (212) 757-4001

- ---------------------------------            ----------------------------------
(Address, including zip code,                (Name, address, including zip code
and telephone number, including               and telephone number, including
   area code, of issuer's                     area code, of agent for service)
principal executive offices)
                                 --------------
         Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date of this Registration Statement becomes effective.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                          Proposed              Proposed
          Title of Shares                Amount           Maximum               Maximum
             to be                          to          Aggregate Price         Aggregate             Amount of
           Registered                  be Registered      Per Unit (1)       Offering Price       Registration Fee
- -----------------------------------------------------------------------------------------------------------------------
Common Stock, $.03 par value.......        265,000         $5.625(1)         $1,490,625(1)          $514.01
=======================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities act of 1933, based on the last sale price of the common Stock as reported on the Nasdaq Stock Market on August 14, 1996.

                                -----------------
         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

PROSPECTUS

                         ALPHA TECHNOLOGIES GROUP, INC.

                 265,000 shares of Common Stock, $.03 par value

         This Prospectus relates to 265,000 shares ("Shares") of Common Stock, $.03 par value per share ("Common Stock"), of Alpha Technologies Group, Inc. (the "Company" or "Alpha") offered for sale by the security holder (the "Selling Stockholder") of the Company listed under "Selling Stockholder." The Company will receive no proceeds from the sale of the Shares covered by this Prospectus.

         The Common Stock is listed on the Nasdaq Stock Market ("Nasdaq") and traded on the Nasdaq National Market System ("Nasdaq National Market") under the symbol ATGI. The last reported sale price of the Common Stock on the Nasdaq National Market on August 29, 1996 was $5.375 per share.

         The Shares covered by this Prospectus may be offered for sale from time to time on the Nasdaq National Market or otherwise at prices then obtainable. The Company has agreed to indemnify the Selling Stockholder against certain liabilities, including liabilities under the Securities Act of 1933 (the "Act"). See "Plan of Distribution."


         It is anticipated that usual and customary brokerage fees will be paid by the Selling Stockholder on the sale of the Shares offered hereby. The Company will pay the other expenses of the offer of 265,000 Shares by the Selling Stockholder, as described in this Prospectus (the "Offering"). See "Plan of Distribution." The Offering, and the effectiveness of the Registration Statement of which this Prospectus is part, will terminate one year from the date of this Prospectus or on the earlier sale by the Selling Stockholder of all the Shares offered by him hereby.


         No dealer, salesman or other person has been authorized to give any information or to make any representation other than those contained or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.
            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                   EXCHANGE COMMISSION OR ANY STATE SECURITIES
                     COMMISSION PASSED UPON THE ACCURACY OR
                        ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


         AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH
                DEGREE OF RISK. SEE "RISK FACTORS" AT PAGES 5-7.


                The date of this Prospectus is September 4, 1996.

                                    CONTENTS

                                                                       Page

Available Information................................................... 2
Documents Incorporated by Reference ...................................  3
Prospectus Summary ..................................................... 3
The Company ............................................................ 4
Risk Factors ........................................................... 5
No Proceeds from Offering to the Company................................ 9
Selling Stockholder.....................................................10
Plan of Distribution....................................................10
Expert..................................................................11
Legal Opinions..........................................................11
Disclosure of Commission Position on Indemnification
  for Securities Act Liabilities........................................12



                              AVAILABLE INFORMATION


         The Company is subject to the reporting requirements of the Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files, reports, proxy and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission:
Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. The Common Stock is traded on the Nasdaq National Market. Reports and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933 (the "Act"), with respect to the Common Stock offered hereby (including all amendments and supplements thereto, the "Registration Statement"). The Registration Statement, including exhibits and schedules thereto, may be obtained from the Commission's principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the Commission. This Prospectus, which forms part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits filed therewith, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any document referred to are not necessarily complete and in each instance reference is made to the copy of the appropriate document filed as an exhibit to, or incorporated by reference into, the Registration Statement, each statement being qualified in all respects by such reference.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents, filed with the Commission (File No. 14365) pursuant to the Exchange Act, are hereby incorporated by reference; Annual Report on Form 10-KSB for the fiscal year ended October 29, 1995; and Quarterly Reports on Form 10-Q for the fiscal quarters ended January 28, 1996 and April 28, 1996. In addition, all documents filed by the Company pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the Offering shall be deemed incorporated by reference herein and to be a part of this Prospectus from the date of filing of such documents. Such incorporation shall not be deemed to incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purpose of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus is delivered, upon request, a copy of any or all of the foregoing documents described above which have been incorporated by reference in this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents.) Such request should be directed to: Investor Relations, Alpha Technologies Group, Inc., 10880 Wilshire Boulevard, Suite 1400, Los Angeles, California 90024; telephone number 310-441-7038; facsimile number 310-441- 7039.



                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus or incorporated herein by reference and the financial statements which are incorporated herein by reference.

THE COMPANY..........................................         The Company designs, manufacturers and
                                                              sells thermal management products and
                                                              connectors.  The Company's thermal
                                                              management products serve the
                                                              microprocessor, computer, consumer
                                                              electronics, transportation and power supply
                                                              industries, and its connector products serve the
                                                              aerospace, telecommunications, medical electronics,
                                                              automotive and defense industries.


RISK FACTORS.........................................         This Offering involves substantial risk.  See
                                                              "Risk Factors."


                                       3



SECURITIES OFFERED...................................         265,000 shares of Company Common Stock,
                                                              par value $.03 per share.

OFFERING PRICE ......................................         All or part of the shares offered hereby may be
                                                              sold from time to time in amounts and on
                                                              terms to be determined by the Selling
                                                              Stockholder at the time of sale.

SELLING STOCKHOLDER..................................         The Shares being offered hereby are being
                                                              offered for the account of the Selling
                                                              Stockholder.  See "Selling Stockholder."

USE OF PROCEEDS......................................         The Company will receive no part of the
                                                              proceeds from the sale of the shares registered
                                                              pursuant to this Prospectus.

TERMINATION OF OFFERING..............................         This Offering will terminate by the first
                                                              anniversary of the date hereof, or on
                                                              the earlier sale by the Selling
                                                              Stockholder of the Shares offered
                                                              hereby.

NASDAQ TRADING SYMBOL................................         ATGI.



                                   THE COMPANY

         The Company designs, manufacturers and sells thermal management products and connectors. Its thermal management products serve the microprocessor, computer, consumer electronics, transportation and power supply industries, and its connector products serve the aerospace, telecommunications, medical electronics, automotive and defense industries.

         The Company's thermal management products, principally heat sinks, remove excess heat generated by electronic components within personal computers, power supplies, stereo amplifiers and other electronic systems. Its Penguin Cooler(TM) line of heat sinks is designed to solve the thermal management problems of the microprocessor and personal computer markets. The Company also designs, manufacturers and sells miniature, micro-miniature and nano-miniature connectors to meet rigid industrial and military specifications. Most of the Company's connectors are customized products sold to niche markets.

         The Company entered the thermal management business in October 1993, when it acquired Wakefield Engineering, Inc. In August 1994, the Company acquired Aham Tor Inc., a manufacturer of heat sinks. In June 1995, the Company acquired Specialty Extrusions, Ltd., a manufacturer of aluminum extrusions, the primary raw material of heat sinks. The Company acquired Lockhart Industries, Inc., a designer and manufacturer of sophisticated thermal management products, located in Paramount, California in August 1996. In June 1994, the Company entered the connector business when, through its Uni-Star Industries, Inc. subsidiary, it acquired the Interconnect System Division of Microdot Inc.

         Alpha Technologies Group, Inc. was incorporated under its original corporate name, Synercom Technology, Inc., as a Texas corporation in 1969, and was reincorporated in Delaware in 1983. Originally a software company, the Company sold the assets and business of the software operations, in September 1994. The Company's corporate headquarters are located at 10880 Wilshire Boulevard, Suite 1400, Los Angeles, California 90024. Its telephone number is 310-441-7038, and its facsimile number is 310-441-7039. Unless the context otherwise requires, "Company" refers to Alpha Technologies Group, Inc. and its subsidiaries, and "Management" refers to the management of the Company.


                                  RISK FACTORS

         Prospective investors should carefully consider the following risk factors in addition to the other information set forth in this Prospectus before making any decision to invest in the Debentures.

Fluctuations in Operating Results and Recent Quarterly Loss

         The Company's operating results are affected by a number of factors, many of which are outside the Company's control. These factors have in the past and could in the future materially and adversely affect net sales, gross margins and profitability. They include: the volume and timing of orders received; competitive pricing pressures; changes in the mix of products sold; potential cancellation or rescheduling of orders; changes in the level of customer inventories of the Company's products; the timing of new product and manufacturing process technology introductions by the Company or its competitors; availability of manufacturing capacity; and market acceptance of new or enhanced products introduced by the Company. Additionally, the Company's growth and results of operations are currently being, have in the past been, and could in the future be, adversely affected by downturns in the personal computer, microprocessor or electronics industries.


         Both of the Company's principal operating subsidiaries were adversely impacted during the third fiscal quarter and the first nine months of fiscal 1996 ending July 28, 1996 by a slow down in the markets they serve. Revenues for the third quarter were $16.8 million, a decrease from the $17.4 million reported in the same period last year. Net loss for the quarter was $740,000, or $.12 per share, which included $625,000 in non-recurring charges, including for a disputed purchase commitment, a write-down of inventory, costs related to the termination of an acquisition effort and severance payments. Without the charges, the Company's net loss would have been $.02 per share. For the comparable 1995 quarter, the Company reported net income of $1.6 million, or $.24 per share, inclusive of a benefit for income taxes of $.07 per share. Operating results for the first nine months of the Company's 1996 fiscal year were adversely affected by a decrease in gross profits resulting from the inclusion of sales of its Specialty subsidiary, which have lower margins than the Company's other products, higher manufacturing costs reflecting overhead added in anticipation of a substantial increase in demand for Penguin(TM) Cooler heat sinks which has yet to materialize, certain manufacturing inefficiencies, and a change in the mix of products sold.

         The Company's ability to reduce costs quickly in response to revenue shortfalls is limited. This limitation has been exacerbated during fiscal 1996 because the Company had anticipated a very strong sales year for its Penguin Coolers(TM) line of heat sinks and created an overhead structure in line with its forecasts, including investment in additional equipment and personnel to increase production capacity. This increased demand has not yet fully materialized and the Company has taken steps to reduce costs and improve manufacturing inefficiencies. Although Management believes demand for its thermal management products will increase during the remainder of calendar 1996, there can be no assurance that such demand will materialize or that the Company will be able to use its additional manufacturing capacity.


         Generally, the profit margins on connectors are higher than for those on thermal management products, and profit margins on customized connectors are higher than those on standard connectors. Nevertheless, connector sales and gross margins thereon can vary significantly from period to period, depending, in large part, on the timing of orders for connectors used in military applications. Revenues and operating results during the Company's nine months ending July 28, 1996, were adversly affected, in part, by that variation. In addition, the Company's backlog is not indicative of future operating results. These and other factors can materially adversely affect the Company's operating results for one or more quarters.

         The Company expects its operating results to continue to fluctuate. Results of operations in any one period should not be considered indicative of results to be expected for any future period, and fluctuations in operating results may also cause fluctuations in the market price for the Common Stock.


Management of Changes

         The Company's revenues have grown significantly since October 1993, due to several acquisitions. It entered the thermal management business in October 1993, when it acquired Wakefield Engineering, Inc., which operates the Company's thermal management products business. In August 1994, the Company acquired Aham Tor Inc., another manufacturer of heat sinks. In June 1995, the Company acquired Specialty Extrusions, Ltd., a manufacturer of aluminum extrusions, the primary raw material in heat sinks. In June 1994, the Company entered the niche-market connector business when, through its Uni-Star Industries, Inc. subsidiary, it acquired the Interconnect System Division of Microdot, Inc. In addition, the Company has recently to acquired Lockhart Industries, Inc., a designer and manufacturer of sophisticated thermal management products. In addition, during fiscal 1996, the Company has invested in machinery to increase its capacity especially related to the Penguin Cooler(TM) product line. Such expansion will further increase the responsibilities of Management.

         The Selling Stockholder was the President of Uni-Star Industries, Inc., the subsidiary of the Company in the connector business, until November 1995. Harry Chase retired as President of Wakefield Engineering Inc., the subsidiary of the Company in the thermal management products business, in June 1996. He remains in a consulting capacity to the Company. The Company has recently entered into an agreement to hire a new president of Wakefield who is expected to start work in November, 1996. Although a new President was recently hired by the Company's Uni-Star Industries, Inc. subsidiary, successful transition to new operational management can not be assured. See "Risk Factors - Dependence on Key Members of Management and other Executive Officers," below.

         The growth in revenues, the manufacturing capacity expansion, and the changes in operational management have resulted in increased responsibilities for Management.

Dependence Upon Key Members of Management and Other Executive Officers

         The success of the Company is largely dependent on the efforts of Marshall D. Butler, Chairman of the Board, and Lawrence Butler, President and Chief Executive Officer. The loss of their services could have a material adverse effect on the Company's business and prospects. The Company entered into a three-year employment agreement with Lawrence Butler in August, 1995.

Future Potential Acquisitions

         All the Company's current revenues are derived from businesses acquired since October 1993. See "Risk Factors - Management of Changes." The Company intends to continue to pursue acquisitions of businesses and product lines which Management believes have significant growth possibilities. There can be no assurance that future acquisitions will be profitable.

Dependence on Certain Industries

         Sales of connectors to customers in the defense industry account for a significant portion of connector sales. A decline in the defense budget for programs which use the Company's connectors could adversely affect the Company's operating results. In addition, sales of the Company's thermal management products to customers in the microprocessor industry accounted for most of the growth in sales of such products since the Company's entry into the business in October 1993. A decline in the growth of demand for high-performance microprocessors could cause a decline in the growth of sales of the Company's thermal management products and adversely affect its operating results. During the nine months ended July 28, 1996, both of the Company's product lines suffered from the sluggishness of the electronics markets which they serve.

Quality Control Standards

         The Company's products are incorporated into high technology products manufactured by original equipment manufacturers ("OEMs") and, accordingly, must meet exacting specifications. A substantial portion of the Company's OEM customers require the Company to qualify as an approved supplier. In order to so qualify, the Company must satisfy stringent quality control standards and undergo extensive in-plant inspections of its manufacturing processes, equipment and quality control systems. There can be no assurance that the Company will be able to meet future customer quality requirements.

Competition

         Supplying components for use in electronic products is highly competitive. Competition is based on many factors, including product quality and reliability, timely delivery, price and ability to develop customer-specific solutions to thermal management problems. Many companies offer products and services similar to those offered by the Company, and several of these competitors are divisions of larger companies with access to greater financial and marketing resources. There can be no assurance that competitors will not develop products that are superior to the Company's products. Further, there can be no assurance that the Company will not experience additional price competition, and that such competition may not adversely affect the Company's position and results of operations.

Technological Changes

         The markets for the Company's products are characterized by technological advances, changes in customer requirements, product introductions and evolving industry standards. The Company believes that its future success will depend, in part, on its ability to continue to develop and market products and product enhancements cost-effectively, which will require continued expenditures for product engineering, sales and marketing. There can be no assurance that the Company will be able to modify its products to meet its customers' needs or that its markets will accept the Company's product offerings.

Raw Materials Cost


         The Company is dependent on aluminum for the production of its thermal management products. Historically, the price for aluminum has experienced substantial volatility. A significant cost increase for aluminum would have a material adverse effect on the Company's results of operations.


Control by Management and Certain Directors

         Members of Management and the Board of Directors, individually and through partnerships controlled by certain members of Management and the Board, beneficially own 2,071,687 shares of Common Stock in the aggregate, representing 31.3% of the currently outstanding shares of Common Stock (including options as of July 31, 1996 for 410,327 shares of Common Stock exercisable within 60 days, but not including options for 392,673 shares of Common Stock exercisable after 60 days). By virtue of such ownership and their positions with the Company, Marshall D. Butler and Lawrence Butler may have the practical ability to determine the election of all directors and control the outcome of substantially all matters submitted to the Company's stockholders. Such concentration of ownership could have the effect of making it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of the Company.

Environmental Considerations

         The Company's manufacturing operations are subject to environmental laws and regulations which govern waste water discharges, air emissions and the handling and disposal of solid and hazardous wastes and the remediation of contamination associated with the disposal of such wastes.


Potential Anti-Takeover Effects of Delaware Law; Possible Issuances of Preferred Stock

         Certain provisions of Delaware law could delay, impede or make more difficult a merger, tender offer or proxy contest involving the Company, even if such events could be beneficial to the interests of the stockholders. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of Common Stock. In addition, shares of preferred stock can be issued by the Board of Directors without stockholder approval on such terms as the Board may determine. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. Moreover, although the ability to issue preferred stock may provide flexibility in connection with possible acquisitions and other corporate purposes, such issuance may make it more difficult for a third party to acquire, or may discourage a third party from acquiring, a majority of the voting stock of the Company.


                    NO PROCEEDS FROM OFFERING TO THE COMPANY

         The Company will receive no part of the proceeds from the sale of any of the shares by the Selling Stockholder.

                              SELLING STOCKHOLDER


         The 265,000 shares of Common Stock offered hereby were issued, on the date of this Prospectus, by the Company to Mr. Castleman in exchange for the 20% of the outstanding common stock of Uni-Star Industries, Inc., which, prior to the exchange, was an 80%-owned subsidiary of the Company. Uni-Star Industries, Inc. became a wholly-owned subsidiary of the Company as a result of the exchange. The Selling Stockholder was President of Uni-Star Industries, Inc. from June 1994 until November 1995. To the best of the Company's knowledge, the Selling Stockholder has not held any office nor maintained any material relationship with the Company or any of its predecessors or affiliates over the past three years other than his office with Uni-Star Industries, Inc. The following table sets forth information concerning the Selling Stockholder's beneficial ownership of Shares as of the date of this Prospectus and the maximum number of Shares that may be sold by the Selling Stockholder hereunder.

                                 Shares
                             owned prior      Shares to be        Shares owned
     Selling Stockholder     to Offering      sold in Offering   After Offering
     -------------------     ------------     ----------------   --------------
     Neal Castleman            265,000(1)        265,000                0(1)



                              PLAN OF DISTRIBUTION

         The 265,000 Shares registered for sale in this Offering were issued by the Company to the Selling Stockholder on the date of this Prospectus in exchange for 20% of the outstanding common stock of Uni-Star which, prior to the exchange, was an 80%-owned subsidiary of the Company. Uni-Star Industries, Inc. became a wholly-owned subsidiary of the Company as a result of the exchange. The Selling Stockholder was President of Uni-Star Industries, Inc. from June, 1994 until November, 1995.

         The Selling Stockholder will be free to sell the Shares issued to him on the date of this Prospectus in this Offering for a period of one year from the date of the Prospectus or his earlier sale of all the Shares on the Nasdaq market system or otherwise. The Company will pay no charges or commissions in connection with the issuance of the Shares. It is anticipated that usual and customary brokerage fees will be paid by the Selling Stockholder upon sale of the Share offered hereby. The Company will pay the other expenses of this Offering. The Shares may be sold from time to time by the Selling Stockholder. Such sales may be made at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following: (a) a block trade in which the broker so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
(b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution

- --------
  1 Mr. Castleman is a limited partner in Steel Partners II, L.P., a private investment partnership which owns 248,300 Shares. Mr. Castleman has no voting or investment authority with respect to such Shares.

in accordance with the rules of Nasdaq; and (d) ordinary brokerage transactions. In effecting sales, brokers or dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Stockholder in amounts to be negotiated prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Act in connection with such sales.



                                     EXPERT


         The financial statements incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein upon the authority of said Firm as experts in accounting and auditing in giving said report.



                                 LEGAL OPINIONS

         The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Greenberger & Forman, 1370 Avenue of the Americas, New York, New York 10019.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance And Distribution

         The expenses in connection with the issuance and distribution of the Common Stock to be registered are estimated (except for the Securities and Exchange Commission filing fee) below. All such expenses will be paid by the Registrant.

    Securities and Exchange Commission Filing Fee                 $   514
    Accounting Fees and Expenses                                  $   750
    Legal Fees and Expenses                                       $25,000
    Blue Sky Filing Fees and Expenses                             $     *
    Printing Costs                                                $ 3,500
    Nasdaq Listing Fee                                            $ 5,300
                                                                  -------
                      Total Expenses                              $35,064
                                                                  =======
- ------
*Although the Company is responsible for the filing fees and expenses in connection with qualifying the shares of Common Stock to be registered under such blue sky or other state securities laws as shall be necessary, the Selling Security Holder has not yet identified to the Company in which states he intends to reoffer and resell the shares of Common Stock registered hereby. Accordingly, no estimate of such fees and expenses can be made at this time.



Item 15.  Indemnification of Directors And Officers

         Limitation of Liability. Section 145 of the Delaware General Corporation Law (the "DGCL") and the Company's By-Laws provide for indemnification of the Company's By-Laws, directors and officers and certain other persons. Under Section 145 of the DGCL and the Company's By-Laws, directors and officers of the Company may be indemnified by the Company against all expenses incurred in connection with actions (including, under certain circumstances, derivative actions) brought against such director or officer by reason of his or her status as a representative of the Company, or because such director or officer serves or served as a representative of another entity at the Company's request, so long as the director or officer acted in good faith and in a manner he or she reasonable believed to be in, or not opposed to, the best interests of the Company.

         Pursuant to the DGCL, the Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors and officers to the Company and its stockholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances and which authorize the Company to indemnify its directors, officers and other agents, by bylaw, agreement or otherwise, to the fullest extent permitted by law. Generally, a director will be liable for monetary damages only for a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, an improper personal benefit, or an illegal dividend or stock repurchase, but not for negligence or gross negligence in satisfying the duty of care. The Company's Bylaws require the Company to indemnify its directors, officers, employees and other agents to the fullest extent permitted by law. Generally, a director will be entitled to be indemnified against a claim if a majority of the directors who are not parties, independent legal counsel, or the stockholders determines that the director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to a criminal action, had no reasonable cause to believe his or her conduct was unlawful; and his or her expenses may be advanced by the Company if the director undertakes to reimburse them if it is ultimately determined that he or she was not entitled to indemnification.


         Indemnification Agreements. The Company has entered into an indemnification agreement with each of its officers and directors. The agreements provide that in the event any such executive officer or director, is or becomes a party or a witness or other participant in any threatened, pending or completed action, suit or proceeding (an "Action") relating to the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, the Company shall indemnify such person to the fullest extent permitted by the DGCL. In addition, the agreement provides that all reasonable expenses (including legal fees) incurred by any such person shall be paid by the Company in advance of the final disposition of any Action.


         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issuer.


Item 16.  Exhibits

         The following documents have been previously filed as Exhibits and are incorporated herein by reference, except those exhibits indicated with an asterisk which are filed herewith:


                                                                   Sequentially
Exhibit No.      Description                                       Numbered Page
- -----------      -----------                                       -------------
   3.1 Certification of Incorporation of the Company, as amended,(1)(2)(3)
   3.2       By-laws of the Company.(4)
   5 Opinion of Greenberger & Forman with respect to the legality of the securities being registered.*
  10.25      Agreement, dated August 15, 1996, between the
             Company and Neal Castleman.*
  10.26 Settlement Agreement dated August 15, 1996 between the Company and Neal Castleman
  23.1       Consent of Arthur Andersen LLP*
  23.2       Consent of Greenberger & Forman (contained in
             Exhibit 5)

- --------------------------
*    Filed herewith.

(1) Incorporated herein by reference to the Company's Registration Statement on Form S-1 (Reg. No. 33-2979), which became effective March 7, 1986.

(2) Incorporated by reference to the Company's Registration Statement on Form S-8, filed September 28, 1987 (Reg. No. 33-17359)

(3) Incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended October 29, 1995.

(4) Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended October 31, 1991.


Item 17.  Undertakings

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

           provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California on September 3, 1996.

                                 ALPHA TECHNOLOGIES GROUP INC.


                                 By:  /s/  Lawrence Butler
                                    ---------------------------------------
                                    Lawrence Butler, President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.


Signature                                   Title                               Date
- ---------                                   -----                               ----
/s/ Lawrence Butler
- ------------------------------------        President, Chief Executive          September 3, 1996
    Lawrence Butler                         Officer, and Director


- -------------------------------------       Chairman of the Board               August   , 1996
    Marshall Butler


/s/ Johnny J. Blanchard
- -------------------------------------       Chief Financial Officer             September 3, 1996
    Johnny J. Blanchard                     (Principal Financial and
                                            Accounting Officer)

            *
- -------------------------------------       Director                            September 3, 1996
    Donald K. Grierson


- -------------------------------------       Director                            August   , 1996
    Frederic Heim


- -------------------------------------       Director                            August   , 1996
    Michael J. Konigsberg

            *
- -------------------------------------       Director                            September 3, 1996
    Warren Lichtenstein

            *
- -------------------------------------       Director                            September 3, 1996
    Kenneth Rind

*By: /s/ Johnny J. Blanchard
    -------------------------------------
    Johnny J. Blanchard, Attorney-in-fact



                                 EXHIBIT INDEX



Exhibit
  No.       Description
- -------     ------------

 3.1        Certification of Incorporation of the Company, as amended.
            Incorporated herein by reference to the Company's Registration Statement on Form S-1 (Reg. No. 33-2979), which became effective March 7, 1986, and to the Company's Registration Statement on Form S-8, filed September 28, 1987 (Reg. No. 33-l7359).

 3.2 By-laws of the Company. Incorporated by reference to the Company's Annual Report on Form 1O-K for the year ended October 31, 1991.

 5 Opinion of Greenberger & Forman with respect to the legality of the securities being registered.*

 10.25      Agreement, dated August 15, 1996, between the Company and Neal
            Castleman.*

 10.26 Settlement Agreement, dated August 15, 1996, between the Company and Neal Castleman*

 23.1       Consent of Arthur Anderson LLP*

 23.2       Consent of Greenberger & Forman (contained in Exhibit 5)

 -------------
 *  Filed herewith.